Succession Select, a Flexible Premium Survivorship Variable Life Insurance
Policy
File No. 33-62457/811-4298
                                 Exhibit Index

Exhibit 1.A.5(b): IDS Life Insurance Company, Flexible Premium Survivorship Variable Life Insurance Policy, dated January 15, 2001.

Exhibit 1.A.11: IDS Life Insurance Company, Description of Transfer and Redemption Procedures.

Exhibit 2:          Opinion and Consent of Counsel, dated February 28, 2001.

Exhibit 6:          Actuary Opinion, dated February 28, 2001.

Exhibit 7:          Actuary Consent, dated February 28, 2001.